SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UNITED PANAM FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED PANAM FINANCIAL CORP.

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

DATE:	Tuesday, June 24, 2003
TIME:	9:30 a.m.
PLACE:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

May 15, 2003

Dear Shareholder:

It is my pleasure to invite you to United PanAm Financial Corp.’s (“UPFC”) 2003 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, June 24, 2003 at 9:30 a.m., at our corporate headquarters, 3990 Westerly Place, Suite 200, Newport Beach, CA 92660. In addition to the formal items of business, I will review the major developments of 2002 and answer your questions.

This booklet includes the Notice of Annual Meeting, the Proxy Statement, and a copy of the 2002 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about UPFC.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you receive more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,
/s/ GUILLERMO BRON
Guillermo Bron
Chairman of the Board

UNITED PANAM FINANCIAL CORP.

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, June 24, 2003
Time:	9:30 a.m.
Place:	United PanAm Financial Corp. 3990 Westerly Place, Suite 200 Newport Beach, CA 92660

Dear Shareholders:

At our 2003 Annual Meeting, we will ask you to:

•	Elect three (3) directors to serve terms of two years;

•	Ratify the selection of KPMG LLP as our independent accountants for 2003; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record at the close of business on April 18, 2003, you may vote at the Annual Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ RAY C. THOUSAND
Ray C. Thousand President, Chief Operating Officer and Secretary

Newport Beach, California

Dated: May 15, 2003

PROXY STATEMENT FOR UNITED PANAM FINANCIAL CORP.

2003 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the United PanAm Financial Corp. (“UPFC”) 2002 Annual Report, which includes our financial statements.

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 15, 2003 to all shareholders entitled to vote. Shareholders who owned UPFC common stock at the close of business on April 18, 2003 are entitled to vote. On this record date, there were 15,872,666 shares of UPFC common stock outstanding. UPFC common stock is our only class of voting stock. We are also authorized to issue up to 2,000,000 shares of non-voting preferred stock, but have not yet chosen to do so.

What Constitutes a Quorum?

A majority of our shareholders entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of UPFC common stock that you owned at the close of business on April 18, 2003 entitles you to one vote. The proxy card indicates the number of votes that you have.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all three (3) nominees for director (see page 24); and

•	“FOR” ratification of the selection of KPMG LLP as independent accountants for 2003 (see page 24).

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with their best judgment. At the time this Proxy Statement was mailed, we knew of no matters, which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares of UPFC common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth herein and “FOR” ratification of the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2003.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may send to UPFC’s Secretary another completed proxy card with a later date;

•	You may notify UPFC’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement, power of attorney or letter from the nominee indicating that you were the beneficial owner of the shares on April 18, 2003, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Three (3) Directors

The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Articles of Incorporation do not permit cumulative voting.

Proposal 2: Ratify Selection of Independent Public Accountants

The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal, which shares voting affirmative also constitute at least a majority of the required quorum, is required to ratify the selection of independent public accountants. So, if you “ABSTAIN” from voting, it may have no effect on the outcome.

The Effect of Broker Non-Votes

If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

If your broker does not vote your shares on Proposal 1, it will have no effect on the outcome of the proposal.

If your broker does not vote your shares on Proposal 2 it will have the same effect as a vote “against” this proposal.

How Are Directors Nominated?

Our Board of Directors selects the nominees for election as directors. Nominations for directors may be made by any UPFC shareholder pursuant to Section 3.16 of our bylaws, which states as follows:

“Nominations for directors may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’ s notice shall be delivered to or received at the principal executive offices of the Corporation not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty (30) days’ notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; and (c) such person’s written consent to serving as a director, if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder; and (b) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board of Directs any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholders’ notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.”

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy-soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies specializing in the solicitation of proxies in connection with the solicitation of proxies, if the Board of Directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2002 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

United PanAm Financial Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Sherry Landy, Assistant Secretary

INFORMATION ABOUT UPFC STOCK OWNERSHIP

Which Shareholders Own 5% or More of UPFC’s Common Stock?

The following table shows, as of December 31, 2002, all persons or entities we know to be “beneficial owners”(1) of more than five percent (5%) of our common stock. This information is based on Schedule 13G reports filed with the Securities and Exchange Commission (“SEC”) by each of the entities listed in the table below. If you wish, you may obtain these reports from the SEC.

	Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owners	Number of Shares(2)	Percent of Class
Guillermo Bron (3) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	11,405,500	67.3%

BVG West Corp. (4) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	10,050,000	63.6%

Pan American Financial, L.P. (5) 1901 Avenue of the Stars, Suite 400 Los Angeles, California 90067	8,681,250	55.0%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if they own it in the usual sense, but also if they have the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares which a person has the right to acquire within 60 days of April 18, 2003.

(2)	Except as otherwise noted below, each entity has sole voting and investment power over the shares of common stock shown as beneficially owned subject to community property laws where applicable.

(3)	Mr. Bron is the record owner of 205,500 of such shares and has the right to acquire within 60 days of April 18, 2003, 1,150,000 shares upon exercise of stock options granted pursuant to the UPFC Amended and Restated 1997 Employee Stock Incentive Plan, as amended (the “Stock Incentive Plan”). Mr. Bron also beneficially owns 10,050,000 shares through his control of and majority shareholding of the common stock of BVG West Corp. and his position as President and director of BVG West Corp. See Footnotes 4 and 5 below.

(4)	BVG West Corp. is the record owner of 1,368,750 such shares. BVG West Corp. also beneficially owns 8,681,250 of such shares in its capacity as the sole general partner of Pan American Financial, L.P. (“PAFLP”).

(5)	Mr. Bron and related persons hold 63.5% of the Class A Limited Partnership Units and 55.6% of the Class B Limited Partnership Units of PAFLP, which entitle the holders to receive 5,376,320 shares of the common stock held by PAFLP.

How Much of UPFC’s Common Stock is Owned by Directors and Executive Officers?

The following table shows, as of April 18, 2003, beneficial ownership of UPFC common stock by each of our directors, and executive officers, and for our directors and executive officers as a group.

	Common Stock Owned (1)
Name of Beneficial Owner	Number of Shares		Percentage of Class (2)
Guillermo Bron	11,405,500	(3)	67.30%
Lawrence J. Grill	472,500		2.99%
Ray C. Thousand	1,266,250	(4)	7.43%
Garland Koch	170,933	(5)	1.08%
Ron R. Duncanson	68,750	(6)	*
Mitchell G. Lynn	179,628	(7)	1.14%
Luis Maizel	85,850	(8)	*
Mario Radrigan	327,400	(9)	2.03%
John Warren	335,206	(9)	2.08%
All directors and executive officers as a group (9 persons)	14,312,017	(10)	75.18%

*	Less than one percent.

(1)	Includes shares issuable upon the exercise of stock options, which a person has the right to acquire within 60 days after Apri1 18, 2003. Except as otherwise noted below, each person has sole voting and investment power over the shares of common stock as beneficially owned subject to community property laws where applicable.

(2)	Shares of common stock issuable upon exercise of stock options exercisable within 60 days after April 18, 2003 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes (i) 1,368,750 shares owned of record by BVG West Corp., a corporation controlled by Mr. Bron, (ii) 8,681,250 shares by PAFLP, the sole general partner of which is BVG West Corp., and (iii) 1,150,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003.

(4)	Includes 1,238,250 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003.

(5)	Includes 60,408 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003.

(6)	Includes 58,750 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003. Excludes 4,300 shares held by Mr. Duncanson’s children, as to which he disclaims beneficial ownership.

(7)	Includes 10,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003. Excludes 20,000 shares held by Mr. Lynn’s children, as to which shares Mr. Lynn disclaims beneficial ownership.

(8)	Includes 70,000 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003. Excludes 2,000 shares held by LM Capital Management Pension Plan, as to which shares Mr. Maizel disclaims beneficial ownership. Mr. Maizel holds 1.1% of the Class A Limited Partnership Units and 1.8% of the Class B Limited Partnership Units of PAFLP, which entitle Mr. Maizel to receive 106,239 shares of common stock held by PAFLP. Mr. Maizel disclaims beneficial ownership of the shares of common stock held by PAFLP.

(9)	Includes 325,400 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003.

(10)	Includes 3,238,208 shares issuable upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options are exercisable within 60 days after April 18, 2003.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings. Our Bylaws currently fix the exact number of directors at 6.

Biographical information about the directors is provided on pages 11 through 13. The Board met 9 times during 2002. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

The Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These “standing committees” of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has two standing committees: an Audit Committee and a Compensation Committee.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors. The Audit Committee annually recommends a firm of public accountants to serve as external auditors to the Board. It also makes certain that the external auditors have the independence necessary to freely examine all of our books and records. The Audit Committee held 4 meetings during 2002. Mr. Duncanson chairs the Audit Committee and Messrs. Maizel and Lynn are also members. Each Audit Committee member is “independent” as defined by the National Association of Securities Dealers’ listing standards.

Our Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and perquisites of our executive officers, determines the individuals to whom, and the terms upon which, awards under our Stock Incentive Plan, management incentive plans and 401(k) plan are granted, makes periodic reports to the Board of Directors as to the status of such plans and reviews and recommends to the Board of Directors additional compensation plans. The Compensation Committee held one meeting during 2002. Mr. Lynn chairs the Compensation Committee and Messrs. Maizel and Duncanson are also members.

Compensation Committee Interlocks and Insider Participation

All decisions involving executive officer compensation are made by our Compensation Committee, consisting of Messrs. Lynn, Maizel and Duncanson. None of the members of the Compensation Committee is or has been an officer or employee of UPFC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the Securities and Exchange Commission and The Nasdaq Stock Market on changes in their beneficial ownership of UPFC common stock, and to provide us with copies of the reports.

Based on our review of these reports, or of certifications provided to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

How We Compensate Directors

Through June 30, 2002, we paid each director who was not employed by us $500 for each meeting of the Board of Directors attended and $500 for each meeting of a committee of the Board of Directors attended (other than a telephonic meeting). In addition, each Committee Chairperson received a $2,000 quarterly fee. Beginning July 1, 2002, each director who is not also an employee, will be paid $10,000 per year and $5,000 per year for directors who chair a board committee. This compensation is payable quarterly. We reimburse directors for all reasonable and documented expenses incurred as a director. Directors who were also employees during 2002, including Messrs. Bron and Thousand, were not compensated for their services as directors.

In addition, directors are eligible to participate in our Stock Incentive Plan and all directors have been granted options in accordance with such plan. All stock options granted to non-employee directors vest annually, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

Certain Relationships and Related Transactions

UPFC, through its wholly owned subsidiary, Pan American Bank, FSB (the “Bank”), has had and expects in the future to have deposit transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations or other entities of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest, as those prevailing for comparable transactions with others. In accordance with current policies adopted by the Board of Directors, the Bank does not make loans to directors, officers or employees.

Previously, on October 15, 1997, we loaned $225,000 to Lawrence J. Grill to finance his exercise of an option to purchase 281,250 shares of UPFC’s common stock. On March 12, 1999, we loaned $75,000 to Mr. Grill to finance his exercise of an option to purchase 93,750 shares of UPFC’s common stock. On January 1, 2001, these loans and the related loan and stock pledge agreements were amended to consolidate them into one loan amount of $300,000 collateralized by 375,000 shares of UPFC’s common stock purchased by Mr. Grill. This loan was paid in full by Mr. Grill in December 2002.

Board of Directors

Set forth below are the names and biographies of UPFC’s board of directors.

Name and Age	Principal Occupation and Business Experience
Class I Directors (directors whose terms continue until 2004)

Ron R. Duncanson (42)

Mr. Duncanson has served as a director of UPFC since May 1999 and as a director of the Bank since 1994. Mr. Duncanson also serves as Chairman of our Audit Committee. Mr. Duncanson is a management consultant to Vintaco, Inc., where he oversees startup businesses Mr. Duncanson’s other responsibilities include the general oversight of an active mid-size commercial real estate portfolio. Prior to joining Vintaco in 1992, Mr. Duncanson served six (6) years with the Treasury Department, Office of Thrift Supervision, where he was a senior analyst in mergers and acquisitions. Mr. Duncanson was an auditor for Wells Fargo Bank from 1984 to 1986.

Lawrence J. Grill (66)

Mr. Grill has served as a director of UPFC and the Bank since April 1994 and served as President, Chief Executive Officer and Secretary of UPFC and the Bank from April 1994 to December 2000. From 1984 through 1994, Mr. Grill was President of Lawrence J. Grill & Associates, a consulting firm specializing in business strategy and operations improvement for financial institutions. He has also served as a director, officer and consultant to various thrifts and banks. Previously, Mr. Grill held senior executive positions with Kaufmann and Broad, Wickes Companies and AM International and practiced corporate law in California and Illinois. Mr. Grill is a Certified Public Accountant in Illinois and is licensed to practice law in California and Illinois.

Mitchell G. Lynn (54)

Mr. Lynn has served as a director of UPFC and the Bank since April 2001. Mr. Lynn has served as President of Combined Resources International, a company that manufactures products in Mexico for sale to retailers in the United States, since 1995. From 1979 to 1994, Mr. Lynn held various executive level positions with the Price Company and Price/Costco. Mr. Lynn is currently a director of Bodega Latina, a warehouse grocery retailer focusing on the Hispanic market in Southern California.

Class II Directors (directors to be elected at the 2003 Annual Meeting)

Guillermo Bron (51)

Mr. Bron has served as Chief Executive Officer of UPFC since January 2001 and Chairman of the Board and a director of UPFC and the Bank since April 1994. In 2002, Mr. Bron was also a director of Telemundo Group, Inc. Mr. Bron is President of BVG West Corp., the sole general partner of Pan American Financial, L.P. Mr. Bron founded UPFC and organized a Hispanic investor group that acquired certain assets and assumed certain liabilities of the Bank’s predecessor from the Resolution Trust Corporation in April 1994. Since July 1994, Mr. Bron has been an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert.

Luis Maizel (52)

Mr. Maizel has served as a director of UPFC since October 1997. Mr. Maizel also serves as Chairman of our Investment Committee. Mr. Maizel has been President of LM Capital Management since 1989 and LM Advisors Inc. since 1984. Both such companies are pension funds management and financial consulting firms of which he is the principal stockholder. From 1980 to 1984, he was President of Industrias Kuick, S.A. and Blount Agroindustras, S.A., manufacturers of agribusiness equipment.

Ray C. Thousand (45)

Mr. Thousand has served as a director of UPFC since September 2000 and as President, Chief Operating Officer and Secretary of UPFC and President and Chief Executive Officer of the Bank since January 1, 2001. Mr. Thousand has served as President, Chief Executive Officer and a director of United Auto Credit Corporation (“UACC”) since February 1996. Previously, Mr. Thousand held positions in consumer and commercial lending with Norwest Financial from 1979 to 1985, and executive positions with Bank of America/Security Pacific Credit from 1985 to 1993, TransAmerica Business Credit in 1994 and Fidelity Funding Financial Group from 1994 to 1995 with emphasis on lending to consumer finance companies engaged in indirect automobile lending.

Executive Officers

Set forth below are the names and biographies of UPFC’s executive officers, except for Mr. Bron, our Chairman of the Board and Chief Executive Officer, and Mr. Thousand, our President, Chief Operating Officer and Secretary, whose biographies are included at page 11 under “Board of Directors”.

Name and Age	Principal Occupation and Business Experience
Executive Officers

Garland Koch (51)

Mr. Koch has served as Senior Vice President and Chief Financial Officer of UPFC and the Bank since July 2001 and as Senior Vice President and Chief Financial Officer of UACC since October 2000. From December 1994 to October 2000, he served as Senior Vice President and Chief Financial Officer at First Citizens National Bank and as Vice President and Chief Financial Officer of First Citizens Financial Corporation, both located in Mason City, Iowa. From March 1987 to December 1994, he served as Senior Vice President and Chief Financial Officer of First National Bank in Clarion, Iowa. Mr. Koch is a certified public accountant.

Mario Radrigan (42)

Mr. Radrigan has served as Senior Vice President and Vice President of Marketing for UACC since February 1996 and Senior Vice President of UPFC and the Bank since July 2001. From September 1993 to February 1996, he served as Finance Director of Webb Automotive Group. He served as Finance Director of Peyton Cramer Automotive Group from June 1988 to September 1993, as Senior Credit Analyst for Toyota Motor Credit Corporation from February 1986 to June 1988 and as Account Representative for General Motors Acceptance Corporation from August 1981 to February 1986.

John J. Warren (50)

Mr. Warren has served as Senior Vice President and Vice President of Operations for UACC since February 1996 and Senior Vice President of UPFC and the Bank since July 2001. From November 1990 to February 1996, he served as Director of Operations for Mitsubishi Motor Credit Corporation. He served as Director of Operations–Western States for Security Pacific Auto Finance from September 1987 to November 1990 and as Operations Manager for Toyota Motor Credit Corporation from August 1984 to September 1987. Mr. Warren was also with General Motors Acceptance Corporation in various supervisory and management positions from 1974 through 1984.

How We Compensate Executive Officers

The following table summarizes information about compensation paid to or earned by our executive officers during 2002, 2001, and 2000.

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards	Securities Underlying Options/ SARs		LTIP Payouts	All Other Compensation ($)
Guillermo Bron Chairman of the Board and Chief Executive Officer	2002 2001 2000	150,000 150,000 150,000		— —	2,400 6,000 13,000	(1) (1) (1)	— — —	750,000 —	(2)	— — —	— — —
Ray C. Thousand President and Chief Operating Officer and Chief Executive Officer of United Auto Credit Corporation	2002 2001 2000	222,000 222,000 175,417		200,000 170,000 137,500	2,400 2,400 2,400	(1) (1) (1)	— — —	900,000 1,220,250 —	(2) (3)	— — —	— — —
Garland W. Koch Senior Vice President, and Chief Financial Officer	2002 2001 2000	150,000 125,000 28,125	(6)	62,500 13,750 —	2,400 21,109 —	(1) (4)	— — —	— 125,680 —	(5)	— — —	— — —
Mario Radrigan Senior Vice President	2002 2001 2000	150,000 125,000 125,000		62,500 62,500 62,500	2,400 2,400 2,400	(1) (1) (1)	— — —	— 433,400 —	(7)	— — —	— — —
John J. Warren Senior Vice President	2002 2001 2000	150,000 125,000 125,000		62,500 62,500 62,500	2,400 2,400 2,400	(1) (1) (1)	— — —	— 433,400 —	(7)	— — —	— — —

(1)	Consists primarily of an automobile allowance.
(2)	Consists of shares issuable pursuant to options granted under the Stock Incentive Plan.
(3)	Consists of 950,250 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 270,000 shares issuable pursuant to options granted under the Stock Incentive Plan.
(4)	Consists of reimbursement for relocation expense.
(5)	Consists of 50,680 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 75,000 shares issuable pursuant to options granted under the Stock Incentive Plan.
(6)	Mr. Koch began employment with UPFC in October 2000.
(7)	Consists of 253,400 shares issuable pursuant to options granted as part of the conversion of options of the United Auto Credit Corporation Stock Plan to options under the Stock Incentive Plan and 180,000 shares issuable pursuant to options granted under the Stock Incentive Plan.

The following table sets forth information concerning stock options granted during 2001 to the executive officers.

Option Grants in 2002

Individual Grants

	Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Application for Option Term (1)
Name					5% ($)	10% ($)
Guillermo Bron	250,000	13.16%	11.00	03/31/10	$24,584	$1,234,883
	250,000	13.16%	15.00	03/31/10	—	—
	250,000	13.16%	20.00	03/31/10	—	—
Ray Thousand	700,000	38.84%	10.00	09/25/11	1,256,571	5,565,664
	200,000	10.53%	10.00	07/31/11	359,422	1,592,266

(1)	The Potential Realizable Value is the product of (a) the difference between (i) the product of the market price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the common stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of common stock underlying the option at December 31, 2002. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

The following table sets forth specific information concerning exercises of options to purchase UPFC common stock in 2002, and unexercised options held as of December 31, 2002, by the executive officers.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (2)	Number of Shares of Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End (1) ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Guillermo Bron	—	—	1,150,000	—	$1,110,000	$—
Ray C. Thousand	—	—	1,184,250	936,000	5,248,895	401,760
Garland Koch	—	—	45,408	80,272	123,659	62,742
Mario Radrigan	—	—	289,400	144,000	1,372,921	—
John J. Warren	—	—	289,400	144,000	1,372,921	—

(1)	The value of unexercised “in-the-money” options is the difference between the closing market price ($6.25 per share) of common stock on December 31, 2002 as reported on the Nasdaq National Market and the exercise price of the option, multiplied by the number of shares subject to the option. No value was reported for options granted with an exercise price in excess of the December 31, 2002 closing market price.

(2)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

Equity Compensation Plans

The following table summarizes information as of December 31, 2002 relating to equity compensation plans of UPFC pursuant to which grants of options, restricted stock or other rights to acquire shares may be acquired from time to time.

Equity Compensation Plan Information

December 31, 2002

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	5,112,646	$6.39	559,779
Equity compensation plans not approved by security holders	—	—	—

Total	5,112,646	$6.39	559,779

Employment Contracts, Termination of Employment and Change of Control Arrangements.

We have entered into employment agreements with Messrs. Bron, Thousand, Warren, Radrigan and Koch.

We have entered into an employment agreement dated March 15, 2002 with Guillermo Bron under which Mr. Bron is employed as the Chairman of the Board and Chief Executive Officer of UPFC and Chairman of the Board of the Bank for three years. Under this agreement Mr. Bron is entitled to receive:

•	An annual salary of $150,000 for 2002, with each year thereafter subject to review by the Board of Directors;

•	An annual bonus subject to the discretion of the Board of Directors; and

•	An automobile allowance of $200 per month.

We have entered into an employment agreement with Ray C. Thousand under which Mr. Thousand will be employed as President and Chief Operating Officer of UPFC and President and Chief Executive Officer of the Bank and UACC for the three years through December 8, 2003. Under this agreement, Mr. Thousand is entitled to:

•	an annual base salary of $200,000 in 2001, $220,000 in 2002 and $240,000 in 2003;

•	an annual cash bonus of up to 100% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquencies and charge-offs; and

•	a monthly automobile allowance of $200.

The Bank and UACC have entered into an employment agreement with Jim Warren under which Mr. Warren will be employed as Senior Vice President for the three years through March 1, 2005. Under this agreement, Mr. Warren is entitled to:

•	an annual base salary of $150,000 through February 28, 2003, $150,000 through February 28, 2004 and $150,000 through February 28, 2005;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	a monthly automobile allowance of $200.

The Bank and UACC have entered into an employment agreement with Mario Radrigan under which Mr. Radrigan will be employed as Senior Vice President for the three years through March 1, 2005. Under this agreement, Mr. Radrigan is entitled to:

•	an annual base salary of $150,000 through February 28, 2003, $150,000 through February 28, 2004 and $150,000 through February 28, 2005;

•	an annual case bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	a monthly automobile allowance of $200.

The Bank and UACC have entered into an employment agreement with Garland Koch under which Mr. Koch will be employed as Senior Vice President and Chief Financial Officer for the three years through March 1, 2005. Under this agreement, Mr. Koch is entitled to:

•	an annual base salary of $150,000 through February 28, 2003, $150,000 through February 28, 2004 and $150,000 through February 28, 2005;

•	an annual cash bonus of up to 50% of his base salary based upon the satisfaction of specified performance goals relating to loan volume, pre-tax profit, delinquency and charge-offs; and

•	a monthly automobile allowance of $200.

Audit Committee Report

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference and shall not otherwise be deemed filed under such acts.

The Audit Committee of UPFC’s Board of Directors (the “Committee”) operates under a written charter adopted by the Board of Directors.

The Committee met and held discussions with management and the independent accountants regarding current audit activities and the plans and results of selected internal audits. Management has the primary responsibility for UPFC’s systems of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of UPFC’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Committee also provides guidance in matters regarding ethical considerations and business conduct and monitors compliance with laws and regulations. The Committee relies, with out independent verification, on the information provided to it and on the representations made by management and the independent accountants.

The Committee recommended to the Board of Directors the appointment of UPFC’s independent accountants, subject to shareholder ratification. UPFC’s independent accountants also provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that UPFC’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in UPFC’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the provision of the non-audit services described in “Financial Information Systems Design and Implementation Fees” and “All Other Fees” below is compatible with maintaining KPMG LLP’s independence.

AUDIT COMMITTEE

Ron R Duncanson, Chairman

Luis Maizel

Mitchell G. Lynn

Principal Accountant Firm Fees

Audit Fees. The aggregate fees billed by UPFC’s accounting firm, KPMG LLP, for professional services rendered for the audit of our annual financial statements for the year ending December 31, 2002, and the review of the financial statements included in our Forms 10-Q for that year were $150,000.

Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees. The aggregate fees billed for services by KPMG for 2002, other than the services described above, primarily related to income tax preparation, were $140,205.

Compensation Committee’s Report on Executive Compensation

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Set forth below is a report of our Compensation Committee addressing the compensation policies for 2002 applicable to our executive officers.

The Report

The Compensation Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the highest qualified executive officers. Currently, the members of the Compensation Committee are Mitchell G. Lynn, Luis Maizel and Ron Duncanson. Each member of the Compensation Committee is a non-employee director.

Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders’ equity. The Compensation Committee believes that this performance goal and the long-term interests of our shareholders are generally best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Compensation Committee believes that our executive officer compensation policies are consistent with this policy.

In addition, the Compensation Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to UPFC’s performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified employees critical to our long-term success, while enhancing employees’ incentives to perform to their fullest abilities, to increase profitability and to maximize shareholder value.

Certain of our executive officers, including the Chief Executive Officer, have written employment agreements with us (See “Employment Contracts, Termination of Employment and Change of Control Arrangements” on page16, above). The Compensation Committee determines the levels of compensation that we grant in such employment agreements, and the levels of compensation that we grant to other executive officers from time to time, based on factors that it deems appropriate.

Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Compensation Committee based primarily on its review and analysis of the following factors: the responsibilities of the position, the performance of the individual and his or her general experience and qualifications, our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, the officer’s total compensation during the previous year, compensation levels paid by comparable companies in similar industries, the officer’s length of service with us, and the officer’s effectiveness in dealing with external and internal audiences. The Compensation Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of March 15, 2002. The agreement set Mr. Bron’s base salary at $150,000, and provides for a discretionary annual bonus subject to the discretion of the Board of Directors Based on the foregoing; in 2002 Mr. Bron received a base salary of $150,000. A discretionary bonus was not paid or accrued in 2002.

While the Compensation Committee establishes salary and bonus levels based on the above described criteria, the Compensation Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by UPFC pursuant to the Stock Incentive Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to the executive officers and to other officers or key employees of UPFC. Through the Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to plan participants.

Eligible employees are also able to participate in our 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of UPFC and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of six months of service. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations.

The 401(k) Plan also provides that UPFC and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 50% of the 401(k) contributions made by such participants, up to 6% of their individual compensation.

Through these various compensation programs, the Compensation Committee believes that we further our objectives of attracting, retaining and motivating the best-qualified executive officers and employees, and ultimately will serve to increase our profitability and maximize shareholder value.

COMPENSATION COMMITTEE

Mitchell G. Lynn, Chairman

Luis Maizel

Ron Duncanson

Performance Graph

The following graph compares, for the period from April 24, 1998 (the date of our initial public offering) through December 31, 2002, the yearly percentage change in our cumulative total return on our common stock with the cumulative total return of the NASDAQ—Total US, an index consisting of Nasdaq-listed U.S.-based companies and the NASDAQ Financial Index, an index consisting of Nasdaq-listed financial services companies. This graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future stock performance.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	04/24/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
United PanAm Financial Corp.	100.00	30.04	13.90	6.73	34.80	44.84
NASDAQ - Total US*	100.00	118.52	219.80	132.32	104.98	72.57
NASDAQ Financial Index*	100.00	89.47	88.87	95.99	105.48	108.38

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Three Directors

The Board has nominated three (3) persons for election as Class II directors at the Annual Meeting. If you elect them, the Class II directors will hold office until the Annual Meeting in 2005, or until election of their successors, or until they resign. Refer to director biographies set forth above.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

The following sets forth the names of the three (3) persons nominated by the Board to serve as Class II directors:

Class II Nominees

Guillermo Bron	Luis Maizel
Ray Thousand

The Board recommends that you vote “FOR” the election of all three Class II Nominees for director.

Proposal 2: Ratify Selection of Independent Public Accountants for 2003

The Board of Directors has appointed KPMG LLP (“KPMG”) as our independent public accountants for the year ending December 31, 2003, and shareholders are being asked to ratify the appointment. The appointment was recommended by our Audit Committee. KPMG, our accountants for the year ended December 31, 2002, performed audit services for 2002 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by KPMG during 2002 were furnished at customary rates and terms. Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board recommends that you vote “FOR” ratification of the selection of KPMG as

Independent Public Accountants for 2003.

OTHER BUSINESS

We know of no other business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2004 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before January 6, 2004. In addition, in the event a shareholder proposal is not submitted to us prior to March 31, 2004, the proxy to be solicited by the Board of Directors for the 2004 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgement and discretion if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: United PanAm Financial Corp., 3990 Westerly Place, Suite 200, Newport Beach, California, 92660 Attn: Corporate Secretary.

By order of the Board of Directors,

/s/ Ray C. Thousand
Ray C. Thousand President, Chief Operating Officer and Secretary

May 15, 2003

Ú  DETACH PROXY CARD HERE  Ú

1. ELECTION OF DIRECTORS.	☐	FOR all nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS

Director Nominees: Guillermo Bron, Ray Thousand and Luis Maizel

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP as independent public accountants of UPFC for the year ending December 31, 2003.

☐ FOR         ☐  AGAINST        ☐  ABSTAIN

3.	OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of UPFC or the Board of Directors at the meeting.

I (WE) WILL  ☐                  WILL NOT ☐  ATTEND THE MEETING

IN PERSON.

PLEASE SIGN AND DATE BELOW

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated: , 2003

Signature

ADDRESS LABEL THIS SPACE MUST BE LEFT BLANK
Signature

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Ú    Before Returning it in the Enclosed Envelope    Ú

UNITED PANAM FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guillermo Bron and Ray C. Thousand, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of United PanAm Financial Corp. to be held at United PanAm Financial Corp. on Tuesday, June 24, 2003 at 9:30 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PLEASE SIGN AND DATE ON REVERSE SIDE